POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby appoints Martin J. Whitman and David M. Barse, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned, in the place and stead of the undersigned, to sign the Registration Statement of Third Avenue Trust under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which shall together constitute one instrument.

  /s/ MARTIN J. WHITMAN                         /s/ DONALD RAPPAPORT
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      Martin J. Whitman, Chairman of the Board      Donald Rappaport, Trustee

  /s/ PHYLLIS W. BECK                           /S/ MARTIN SHUBIK
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      Phyllis W. Beck                               Martin Shubik

  /s/ TIBOR FABIAN                              /S/ MYRON M. SHEINFELD
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      Tibor Fabian                                  Myron M. Sheinfeld

  /s/ GERALD HELLERMAN                         /S/ CHARLES C. WALDEN
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      Gerald Hellerman                             Charles C. Walden

  /S/ MARVIN MOSER
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      Marvin Moser